CERTIFICATE OF THIRD AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         STORAGE TECHNOLOGY CORPORATION



      STORAGE TECHNOLOGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:      The name of the Corporation is STORAGE TECHNOLOGY CORPORATION

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on August 11, 1969; a Restated Certificate of Incorporation was filed with the Secretary of State on July 24, 1987 (the "Restated Certificate of Incorporation"); and Certificates of Amendment of Restated Certificate of Incorporation were filed with the Secretary of State on May 22, 1989 and June 2, 1992 (the "Prior Amendments").

THIRD: The Board of Directors of the Corporation, at a meeting duly called and held on December 10, 1998, adopted resolutions (i) proposing an amendment (the "Amendment") to the Restated Certificate of Incorporation, which Amendment increases the authorized capital stock of the Corporation, and (ii) declaring said Amendment to be advisable and directing that said Amendment be presented to the stockholders of the Corporation at the next annual meeting of stockholders for consideration and approval thereof. The resolutions setting forth the proposed Amendment are as follows:

      "RESOLVED, that the Board of Directors deems it advisable to amend the Restated Certificate of Incorporation of the Corporation;

      FURTHER RESOLVED, that the Board of Directors hereby approves the following Amendment to Article V of the Corporation's Restated Certificate of Incorporation to change the authorized shares of common stock of the Corporation, and at the next annual meeting of stockholders the Corporation shall present such Amendment to the Restated Certificate of Incorporation to the stockholders for consideration and approval thereof, as follows:

            The first paragraph of Article V of the Restated Certificate of Incorporation, as amended by the Prior Amendments, be and is hereby amended and restated to read as follows:

                  The total  number of shares of capital  stock that the Company
                  is   authorized  to  issue  is  Three  Hundred  Forty  Million
                  (340,000,000) shares, divided into Three

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                  Hundred  Million  (300,000,000)  shares of Common Stock with a par value of ten cents ($.10) per share (hereinafter called "Common Stock"); and Forty Million (40,000,000) shares of Preferred Stock, with a par value of one cent ($.01) per share."

FOURTH: At the Annual Meeting of the Stockholders held on May 20, 1999, which was duly called and held upon notice duly given in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the Corporation's Common Stock outstanding as of the record date for said Annual Meeting of Stockholders was voted in favor of the Amendment, representing the necessary number of shares as required by statute. The only class and series of shares outstanding is Common Stock.

FIFTH:      The Amendment was duly adopted in accordance  with the  provisions of Section 242 of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, said STORAGE TECHNOLOGY CORPORATION has caused this Certificate of Amendment to be signed by David E. Weiss, its Chief Executive Officer, and Lizbeth J. Stenmark, its Secretary, this 21st day of May, 1999.





                                          BY:   /s/ David E. Weiss
                                                --------------------------
                                                David E. Weiss,
                                                Chairman,   President and Chief
                                                Executive
                                                Officer





                                          ATTEST: /s/ Lizbeth J. Stenmark
                                                  -------------------------
                                                    Lizbeth J. Stenmark,
                                                    Secretary



[CORPORATE SEAL]


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